Putnam Limited Duration Government Income Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2006, Putnam Management has
assumed $3,827 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 5).

72DD1(000s omitted)	Class A		4,734
				Class B        1,480
				Class C		  177

72DD2(000s omitted)	Class M		  111
				Class R		    3
				Class Y		2,964

73A1				Class A		0.089638
				Class B		0.074650
				Class C		0.070974

73A2				Class M		0.085856
				Class R		0.083364
				Class Y		0.095846

74U1	(000s omitted)	Class A		42,832
				Class B		17,051
				Class C		2,329

74U2	(000s omitted)	Class M		 1,227
				Class R		    45
				Class Y		30,848

74V1		Class A				4.94
		Class B				4.95
		Class C				4.94

74V2		Class M				4.96
		Class R				4.94
		Class Y				4.93